Exhibit 99.1

Jerash Reports Double-Digit Increases in Revenue Growth and Pre-Tax Profit in Fiscal 2018

Positioned for Increased Revenue and Profit Growth in Fiscal 2019

New York, New York – June 27, 2018 – Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company”), a producer of high quality textile goods for leading global brands, today reported double-digit increased revenue and operating profit for its fiscal year ended March 31, 2018 (“fiscal 2018”).

Fiscal Year 2018 Highlights:

•	Reported revenue growth of 11.7% to $69.3 million in fiscal 2018, versus $62.0 million in the year ended March 31, 2017 (“fiscal 2017”);
•	Grew operating income by 10.6% to $11.8 million in fiscal 2018, from $10.7 million in fiscal 2017;
•	Increased gross margin to 25.9% in fiscal 2018, from 24.8% in fiscal 2017;
•	Reported GAAP net income of $10.4 million, or $1.07 per diluted share in fiscal 2018, compared with net income of $10.7 million in fiscal 2017;
•	Fiscal 2018 GAAP net income includes a one-time US toll tax charge of $1.4 million related to US tax reform, payable over eight years, compared with zero tax charge in fiscal 2017;
•	Commenced line capacity expansion intended to grow production capabilities by 500,000 pieces per year, and build-out of a new multi-color screen printing workshop; and
•	Positioned the company for sustainable growth and profitability through a focus on organic growth, select strategic acquisitions and operating efficiency.

Fiscal Fourth Quarter 2018 and Recent Highlights:

•	Reported revenue of $8.9 million in fiscal Q4 2018, a decrease of 27.3% from $12.2 million in the prior year fourth quarter, reflecting changes in the timing of shipments to customers;
•	Generated operating income of $0.4 million, compared with operating income of $2.8 million in the prior year fourth quarter;
•	Reported a GAAP net loss of $1.0 million, or $0.10 per diluted share, for the quarter after an estimated one-time repatriation tax charge of $1.4 million related to the 2017 US tax reform, compared with net income of $2.8 million, or $0.32 per diluted share, in the prior year fourth quarter;
•	Fourth quarter results reflected changes in the timing of shipments in the quarter as compared with the prior year quarter and included increased operating investments for the addition of headcount ahead of future business expansion plans; and
•	Completed a successful Nasdaq initial public offering (“IPO”) in May 2018, including the addition of $10 million in gross proceeds from new share issuance.

Outlook

For the fiscal year ending March 31, 2019 (“fiscal 2019”), Jerash anticipates continued revenue growth through both expanding business with existing customers and the addition of new customers. Total revenues for fiscal 2019 are projected at $78.5 million, representing 14% organic growth over fiscal 2018.

To date in the first quarter of fiscal 2019, confirmed orders in hand for fiscal 2019 from existing customers exceed $58.5 million, or 84% of fiscal 2018 sales. As customers usually place orders two times a year for Spring/Summer and Fall/Winter seasons respectively, additional projects in the pipeline with these customers represent potential revenue of approximately $15 million, for total projected revenue from existing customers in excess of $73.5 million. Orders from new customers, whom we are already in close negotiation with for businesses, are expected to commence in the second or third quarter of fiscal 2019, adding to this incremental opportunity.

With anticipated further improvements in worker efficiency and additional production lines sharing fixed factory overhead, unit production cost is expected to decline in fiscal 2019, positioning Jerash to capture a larger share of business on an organic basis. The company also intends to evaluate acquisition opportunities that would contribute to both sales and profitability based on strict internal financial parameters. No acquisition targets have been identified at this time and there is no guarantee that an acquisition may be completed within fiscal 2019.

Management Commentary

Choi Lin Hung, Chairman and Chief Executive Officer, stated: “We are pleased to report a strong financial year for Fiscal 2018, including an almost 12% increase in annual sales and GAAP earnings of $1.07 per diluted share. We successfully completed our Nasdaq IPO in May 2018, raising an additional $10 million in gross proceeds to further bolster the $12.2 million in cash on our balance sheet at March 31. We are now well positioned for further growth in Fiscal 2019 through the three pillars of our strategy: continued organic growth through additional business with new global active and lifestyle brand customers, expansion of our line capacity at existing sites, and the opportunistic acquisition of select complementary facilities and contracts according to our strict internal operating parameters.

“We are presently in discussions with a number of global brands who may turn to Jerash for incremental production, including additional warm weather clothing production orders to more fully utilize our existing capabilities year-round. In anticipation of further growth in orders from existing and new customers, we are expanding our production lines by approximately 500,000 pieces of new capacity, an increase of approximately 8%. Additionally, our new multi-color screen printing workshop, scheduled to be operational in August, will enhance our service range to customers and is expected to help us capture orders with higher profit margin. We aim to rapidly deploy this capacity as we further diversify our brand, design and geographic revenue sources. In particular, we are working to more fully utilize our production capacity for warmer season clothing, as well as increase our sales into Europe by leveraging our recently granted favorable European Union tariff free access as a result of our socially responsible hiring practices.”

Full Year Financial Results

For the full fiscal year 2018, Jerash reported total revenue of $69.3 million, an increase of 11.7% from $62.0 million in fiscal 2017. The increase in revenue reflected steady growth of sales from major customers. Gross margin in fiscal 2018 was 25.9%, an increase of 110 basis points from, 24.8% in fiscal 2017, reflecting improved production efficiency.

Operating expenses for fiscal 2018 were $6.1 million, an increase of 30.0% from $4.7 million in fiscal 2017. The increase in operating expenses reflects increased payroll costs related to the increase in headcount to support production operations in Jordan and increases in the sales and marketing arm in Hong Kong, as well as expenses related to a private placement and warrant issuance.

Operating profit for fiscal 2018 increased 10.6% year-over-year, to $11.8 million.

Fiscal 2018 results include a one-time charge of $1.4 million, or $0.14 per share, for taxes related to the 2017 tax reform. On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act ("Tax Act"). As part of the legislation, U.S. companies are required to pay tax on historical earnings generated offshore that have not been repatriated to the U.S. The US tax charge will be paid over a period of eight years. Jerash maintains a multi-year tax free incentive from the country of Jordan that is expected to continue through fiscal 2019.

GAAP net income for fiscal 2018 was $10.4 million, or $1.07 per diluted share, based on 9.7 million shares outstanding, compared to a net profit of $10.7 million, or $1.22 per diluted share in fiscal 2017, based on 8.8 million shares outstanding. Following the May 2018 IPO, Jerash reported 11.33 million fully diluted shares outstanding.

On a pro forma basis1 excluding the tax charge, Jerash reported net income of $11.8 million, or $1.21 per diluted share, for fiscal 2018, compared with $10.6 million, or $1.21 per diluted share for fiscal 2017.

GAAP and pro forma per share amounts are calculated based on 9.7 million shares outstanding at fiscal year end 2018, and 8.8 million shares outstanding at fiscal year end 2017.

Fiscal 2018 Fourth Quarter Financial Results

Jerash reported revenue of $8.9 million for the fiscal fourth quarter ended March 31, 2018, a 27.3% decrease from $12.2 million in the prior year fourth quarter. Revenue reflected changes in the timing of shipments in the quarter as compared with the prior year quarter. First and second quarter shipments accounted for 70.6% of revenue in fiscal 2018 compared to 60.2% of revenue in fiscal 2017. These trends have been common to Jerash through its history and have no effect on its anticipated continuation of positive year over year growth in revenue and profit. The Company continues to focus on growing orders from existing customers and opening relationships with additional global sporting and lifestyle apparel brands. Operating expenses were $1.7 million for the fiscal fourth quarter, compared with $1.4 million in the prior year fourth quarter. Operating expenses reflect additional payroll costs for increased headcount in preparation for future growth and business volume.

Operating profit was $0.4 million in the fourth quarter of fiscal 2018, a decrease of $2.4 million compared with $2.8 million in the prior year fourth quarter.

For the quarter, Jerash reported a GAAP net loss of $1.0 million, or $0.10 per share, compared to net income of $2.8 million, or $0.32 per share, in the prior year fourth quarter.

On a pro forma basis1 excluding the tax charge, Jerash reported net income of $0.4 million, or $0.04 per diluted share, for the fiscal fourth quarter 2018, compared with $2.8 million, or $0.32 per diluted share for the fiscal fourth quarter 2017.

GAAP and pro forma per share amounts are calculated based on 9.7 million shares out at fiscal year end 2018, and 8.8 million shares out at fiscal year end 2017.

Cash Flow and Balance Sheet

Cash at March 31, 2018 was $12.2 million, compared with $4.1 million at March 31, 2017. Subsequent to the quarter end, Jerash completed its IPO and raised gross proceeds of $10.0 million. As of March 31, 2018, inventory was $20.3 million, primarily comprised of fabric, work in progress and finished garments, and accounts receivable were $5.2 million.

[1]	See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of these Non-GAAP measures.

Conference Call

The company will conduct a conference call and webcast to review its fiscal 2018 results on Wednesday, June 27, 2018, at 11:00 a.m. ET. Interested parties in the United States can access the call by dialing 877-407-8133; interested parties outside the United States can access the call by dialing +1- 201-689-8040. Callers should dial in at least 5 minutes prior to the all start time. A live and archived webcast will be available online in the investor relations section of Jerash’s website at www.jerashholdings.com. A replay of the conference call will be available until July 5, by calling 877-481-4010 from the United States or +1-919-882-2331 from outside the United States and entering conference ID number 33624.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. (Nasdaq: JRSH) is a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, Sears, Hanes, Columbia, Land’s End, VF Corporation (which owns brands such as The North Face, Nautica, Timberland, Wrangler, Lee, Jansport, etc.), and Philip-Van Heusen (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, Speedo, etc.). Its production facilities are made up of three factory units and two warehouses and currently employ approximately 2,900 people. The total annual capacity at its facilities is approximately 6.5 million pieces. Additional information is available at http://www.jerashholdings.com.

Non-GAAP Financial Information

This news release contains disclosure regarding pro forma net income, which is determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure provides supplemental information that may help investors to analyze our net income without regard to the effects of an estimated one-time repatriation tax. Non-GAAP financial measures have inherent limitations and are not uniformly applied by issuers. Therefore, this non-GAAP financial measure should not be considered in isolation, or as a substitute for comparable measures prepared in accordance with GAAP. The comparable GAAP financial measures and reconciliation to the comparable GAAP financial measures can be found in Appendix A to this document.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements reflect Jerash’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by Jerash with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Jerash does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

Contact:

Richard J. Shaw, Chief Financial Officer

(315) 727-6791

richard.shaw@jerashholdings.com

Matt Kreps, Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com

JERASH HOLDINGS (US), INC.,
SUBSIDIARIES AND AFFILIATE

CONSOLIDATED BALANCE SHEETS

	March 31,
	2018	2017
ASSETS
Current Assets:
Cash	$8,597,830	$3,654,373
Accounts receivable	5,247,090	2,776,314
Accounts receivable - related party	50,027	2,343,892
Other receivable - related party	-	336,746
Due from shareholders	-	692,500
Inventories	20,293,392	19,151,609
Prepaid expenses and other current assets	1,533,868	1,303,230
Advance to suppliers	1,128,079	-
Total Current Assets	36,850,286	30,258,664

Restricted cash	3,598,280	478,388
Property, plant and equipment, net	2,819,715	3,160,242
Total Assets	$43,268,281	$33,897,294

LIABILITIES AND EQUITY
Current Liabilities:
Credit facilities	$980,195	$-
Accounts payable	4,776,812	10,253,053
Accrued expenses	1,175,427	464,476
Income tax payable	112,000	-
Other payables	878,987	1,161,975
Total Current Liabilities	7,923,421	11,879,504

Income tax payable-non current	1,288,000	-
Total Liabilities	9,211,421	11,879,504

Commitments and Contingencies

Equity
Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 15,000,000 shares authorized; 9,895,000 shares and 8,787,500 shares issued and outstanding as of March 31, 2018 and 2017 respectively.	9,895	8,788
Additional paid-in capital	2,742,158	1,091,212
Statutory reserve	71,699	71,699
Retained earnings	30,948,006	20,537,889
Accumulated other comprehensive loss	(24,502)	(8,395)
Total Jerash Holdings (US), Inc.'s Shareholders' Equity	33,747,256	21,701,193

Noncontrolling interest	309,604	316,597
Total Equity	34,056,860	22,017,790

Total Liabilities and Equity	$43,268,281	$33,897,294

JERASH HOLDINGS (US), INC.,
SUBSIDIARIES AND AFFILIATE

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended March 31,
	2018	2017

Revenue, net from related party	$-	$23,350,919
Revenue, net from third parties	69,295,698	38,689,670
Revenue, net	69,295,698	62,040,589
Cost of goods sold	51,342,020	46,636,992
Gross Profit	17,953,678	15,403,597

Selling, general and administrative expenses	6,119,030	4,705,498
Total Operating Expenses	6,119,030	4,705,498

Income from Operations	11,834,648	10,698,099

Other Expense:
Other expense, net	31,369	50,318
Total other expense, net	31,369	50,318

Net Income before provision for income taxes	11,803,279	10,647,781

Income tax expense	1,400,000	-

Net Income	10,403,279	10,647,781

Net loss attributable to noncontrolling interest	6,838	44,608
Net income attributable to Jerash Holdings (US), Inc.'s Common Shareholders	$10,410,117	10,692,389

Net Income	$10,403,279	$10,647,781
Other Comprehensive Income (Loss):
Foreign currency translation gain (loss)	(16,262)	(39,978)
Total Comprehensive Income	10,387,017	10,607,803
Comprehensive loss attributable to noncontrolling interest	6,993	45,505
Comprehensive Income Attributable to Jerash Holdings (US), Inc.'s Common Shareholders	$10,394,010	$10,653,308

Earnings Per Share Attributable to Common Shareholders:
Basic and diluted	$1.07	$1.22

Weighted Average Number of Shares
Basic and diluted	9,735,651	8,787,500

JERASH HOLDINGS (US), INC.,
SUBSIDIARIES AND AFFILIATE

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Quarters Ended March 31,
	2018	2017

Revenue, net from related party	$-	$-
Revenue, net from third parties	8,852,298	12,171,951
Revenue, net	8,852,298	12,171,951
Cost of goods sold	6,718,360	7,964,090
Gross Profit	2,133,938	4,207,861

Selling, general and administrative expenses	1,685,928	1,411,441
Total Operating Expenses	1,685,928	1,411,441

Income from Operations	448,010	2,796,420

Other Expense:
Other expense, net	32,685	21,855
Total other expense, net	32,685	21,855

Net Income before provision for income taxes	415,325	2,774,565

Income tax expense	1,400,000	-

Net (Loss)/Income	(984,675)	2,774,565

Net loss attributable to noncontrolling interest	(3,993)	(12,592)
Net (loss)/income attributable to Jerash Holdings (US), Inc.'s Common Shareholders	$(980,682)	2,787,157

Net (Loss)/ Income	$(984,675)	$2,774,565
Other Comprehensive Loss:
Foreign currency translation loss	14,011	14,087
Total Comprehensive (Loss)/Income	(970,664)	2,788,652
Comprehensive loss attributable to noncontrolling interest	3,858	11,759
Comprehensive (Loss)/Income Attributable to Jerash Holdings (US), Inc.'s Common Shareholders	$(966,806)	$2,800,411

(Loss)/Earnings Per Share Attributable to Common Shareholders:
Basic and diluted	$(0.10)	$0.32

Weighted Average Number of Shares
Basic and diluted	9,735,651	8,787,500

Appendix A — Reconciliation to Non-GAAP Financial Measures

JERASH HOLDINGS (US), INC.,
SUBSIDIARIES AND AFFILIATE

PRO FORMA RECONCILIATION OF NET INCOME AND PER SHARE AMOUNTS

	For the Years Ended March 31,
	2018	2017

Net Income	$10,403,279	$10,647,781
Add back Income tax expense	1,400,000
Adjusted Net Income	$11,803,279	$10,647,781
Adjusted Earnings Per Share Attributable to Common Shareholders
Basic and Diluted	$1.21	$1.21

Weighted Average Number of Shares
Basic and diluted	9,735,651	8,787,500

	For the Quarters Ended March 31,
	2018	2017

Net (Loss)/Income	$(984,675)	$2,774,565
Add back Income tax expense	1,400,000
Adjusted Net Income	$415,325	$2,787,565
Adjusted Earnings Per Share Attributable to Common Shareholders
Diluted	$0.04	$0.32

Weighted Average Number of Shares
Basic and diluted	9,735,651	8,787,500